================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549


                                  -------------


                                   FORM 8-K/A


                                (Amendment No. 1)


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 31, 2000
                                                          --------------


                           EXCHANGE APPLICATIONS, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)



           DELAWARE                       0-24679               04-3338916
           --------                       -------               ----------
(State or Other Jurisdiction            (Commission            (IRS Employer
      of Incorporation)                 File Number)         Identification No.)


                  89 South Street, Boston, Massachusetts 02111
                  --------------------------------------------
               (Address of Principal Executive Offices) (ZIP Code)

        Registrant's telephone number, including area code (617) 737-2244
                                                           --------------


================================================================================

         ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
                 ------------------------------------

                  This Form 8-K/A amends the current report filed on Form 8-K filed on April 17, 2000 to incorporate Item 7.

                  On March 31, 2000, Exchange Applications, Inc., a Delaware corporation ("Exchange") and a leading provider of customer optimization software products and services, acquired via a triangular merger all of the issued and outstanding shares of capital stock of Knowledge Stream Partners, Inc. ("KSP"), a software development company incorporated under Delaware law, from all of the shareholders thereof.

                  The aggregate consideration paid by Exchange to the KSP shareholders consisted of approximately $52 million of Exchange common stock, par value $.001 per share. The March 31, 2000 closing price of Exchange common stock used in calculating the consideration was $52.92. The terms of the agreement were determined in arm's-length negotiations between Exchange and KSP.

                  All other information required by Item 2 is set forth in the merger agreement and press release filed, respectively, as Exhibit 2 and Exhibit 99.1 hereto, and is incorporated herein by reference.

         ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA CONSOLIDATED FINANCIAL
                  ------------------------------------------------------
                  INFORMATION AND EXHIBITS.
                  -------------------------

                  Item 7 is hereby amended to state as follows:

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         1. Audited supplemental consolidated financial statements of Exchange and Subsidiaries are set forth in Exchange's annual report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission on March 30, 2000 and are incorporated herein by reference.

         2. Audited supplemental consolidated financial statements of KSP which include the following:

            a.  Independent Auditors' Report;                                F-1

            b.  Balance Sheets as of the end of December 31, 1999;           F-2

            c.  Statement of Operations for the year ended
                December 31, 1999                                            F-3

            d.  Statements of Stockholders' Equity for the year ended
                December 31, 1999;                                           F-4

            e.  Statements of Cash Flows for the years ended
                December 31, 1999;                                           F-5

            f.  Notes to Financial Statements for the year ended
                December 31, 1999;                                           F-6

KNOWLEDGE STREAM PARTNERS, INC.

Financial Statements
as of December 31, 1999
Together with Auditors' Report

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Knowledge Stream Partners, Inc.:

We have audited the accompanying balance sheet of Knowledge Stream Partners, Inc. (a Delaware corporation), formerly Geneve Consulting Group, Inc., as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

On March 31, 2000 all of the outstanding stock of Knowledge Stream Partners, Inc. was acquired by Xchange, Inc. formerly Exchange Applications, Inc., as discussed in Note 1.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Knowledge Stream Partners, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.





Boston, Massachusetts
April 19, 2000

KNOWLEDGE STREAM PARTNERS, INC.

Balance Sheet--December 31, 1999

ASSETS

Current Assets:

   Cash and cash equivalents                                      $     8,209
   Accounts receivable, net of reserve of $107,000                    731,904
   Due from officer (Note 6(b))                                       216,649
   Prepaid expenses and other current assets                          173,740
                                                                  -----------
         Total current assets                                       1,130,502

Property and Equipment, at cost:

   Computer equipment                                                 347,516
   Furniture and fixtures                                             158,052
   Leasehold improvements                                             246,451
                                                                  -----------
                                                                      752,019

   Less--Accumulated depreciation and amortization                    317,651
                                                                  -----------
                                                                      434,368
                                                                  -----------
                                                                  $ 1,564,870
                                                                  -----------
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:

   Line of credit (Note 4)                                        $   321,099
   IBS loan payable (Note 6(a))                                       287,517
   Accounts payable                                                 1,068,695
   Accrued expenses                                                   241,691
   Accrued settlement costs (Note 9)                                  200,000
   Deferred revenue                                                 1,191,137
                                                                  -----------
         Total current liabilities                                  3,310,139

Commitments (Note 3)

Stockholders' Deficit:
   Common stock, $0.01 par value-
     Authorized--5,000,000 shares
     Issued and outstanding--1,000,000 shares                          10,000
   Additional paid-in capital                                         359,109
   Accumulated deficit                                             (2,114,378)
                                                                  -----------
         Total stockholders' deficit                               (1,745,269)
                                                                  -----------
                                                                  $ 1,564,870
                                                                  ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

KNOWLEDGE STREAM PARTNERS, INC.

Statement of Operations
for the Year Ended December 31, 1999

Revenues                                                           $ 4,162,311

Cost of Revenues                                                    (2,636,554)
                                                                   -----------
         Gross profit                                                1,525,757

Operating Expenses:

   Research and development                                            524,234
   Selling and marketing                                             1,026,275
   General and administrative                                        2,041,257
                                                                   -----------

         Total operating expenses                                    3,591,766
                                                                   -----------
         Loss from operations                                       (2,066,009)

Interest Expense, net                                                  (21,059)

Other Expenses                                                         (26,592)
                                                                   -----------
         Net loss                                                  $(2,113,660)
                                                                   ===========

Net Loss per Share:

   Basic and diluted net loss per share                            $     (2.11)
                                                                   ===========
   Basic and diluted weighted average common shares outstanding      1,000,000
                                                                   ===========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

KNOWLEDGE STREAM PARTNERS, INC.

Statement of Stockholders' Equity (Deficit) for the Year Ended December 31, 1999

                                                                                                                         TOTAL
                                                                                 ADDITIONAL                          STOCKHOLDERS'
                                                     COMMON STOCK                  PAID-IN         ACCUMULATED          EQUITY
                                                SHARES          PAR VALUE          CAPITAL           DEFICIT           (DEFICIT)
                                             -----------       -----------       -----------       -----------        -----------
Balance, December 31, 1998 (unaudited)         1,000,000       $    10,000       $   359,109       $      (718)       $   368,391

   Net loss                                         --                --                --          (2,113,660)        (2,113,660)
                                             -----------       -----------       -----------       -----------        -----------

Balance, December 31, 1999                     1,000,000       $    10,000       $   359,109       $(2,114,378)       $(1,745,269)
                                             ===========       ===========       ===========       ===========        ===========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

KNOWLEDGE STREAM PARTNERS, INC.

Statement of Cash Flows
for the Year Ended December 31, 1999

Cash Flows from Operating Activities:

   Net loss                                                         $(2,113,660)
   Adjustments to reconcile net loss to net cash used
    in operating activities-
     Loss on disposal of fixed assets                                       304
     Depreciation and amortization                                      161,645

     Changes in assets and liabilities-

       Accounts receivable                                             (540,373)
       Due from officer                                                (216,649)
       Prepaid expenses and other current assets                        (94,479)
       Accounts payable                                                 947,381
       Accrued expenses and settlement costs                            429,726
       Deferred revenue                                               1,191,137
                                                                    -----------

         Net cash used in operating activities                         (234,968)
                                                                    -----------

Cash Flows from Investing Activities:

   Purchase of property and equipment                                  (316,466)
   Proceeds from the sale of property and equipment                       1,000
                                                                    -----------
         Net cash used in investing activities                         (315,466)
                                                                    -----------

Cash Flows from Financing Activities:

   Borrowings under line of credit                                      321,099
   Increase in IBS loan payable                                         184,186
                                                                    -----------
         Net cash provided by financing activities                      505,285
                                                                    -----------

Net Decrease in Cash and Cash Equivalents                               (45,149)

Cash and Cash Equivalents, beginning of year                             53,358
                                                                    -----------
Cash and Cash Equivalents, end of year                              $     8,209
                                                                    ===========

Supplemental Disclosure of Cash Flow Information

   Cash paid for interest                                           $    21,059
                                                                    ===========
   Cash paid for income taxes                                       $    22,250
                                                                    ===========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

(1)    OPERATIONS

       Knowledge Stream Partners, Inc. (the Company), formerly Geneve Consulting Group, Inc., specializes in consulting and software development for advanced data mining and online/offline analytics.

       On March 31, 2000, all of the outstanding stock of the Company was acquired by Xchange, Inc., formerly Exchange Applications, Inc. Under the terms of the agreement, Xchange will issue shares of its common stock and stock options to existing holders of the Company's common stock and options. The value of the Xchange common stock to be issued in the transaction, including shares issuable under assumed options, is approximately $52 million, $17 million of which will be held in escrow to cover certain indemnification obligations and purchase-price adjustments.

(2)    SIGNIFICANT ACCOUNTING POLICIES

       The accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

       (a)    NET LOSS PER SHARE

              In accordance with Statement of Financial Accounting Standards
              (SFAS) No. 128, EARNINGS PER SHARE, basic and diluted net loss per common share is calculated by dividing the net loss applicable to common stockholders by the weighted average of common shares outstanding. Diluted net loss per share excludes the dilutive effect of potential common shares, consisting of outstanding stock options to purchase 136,454 shares of common stock, as their inclusion would be antidilutive.

       (b)    CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents.

       (c)    REVENUE RECOGNITION

              The Company generates revenue from services provided to customers in relation to build and deliver projects for customized software. Revenues from services are recognized on either a time-and-materials basis or, on fixed price contracts, percentage-of-completion basis as the services are performed, provided that amounts due are fixed or determinable and deemed collectible by management. If conditions for acceptance are required subsequent to delivery of services, revenues are recognized upon customer acceptance. Amounts collected or billed prior to satisfying the above revenue recognition criteria are reflected as deferred revenue.

              The Company has not capitalized costs incurred relating to its fixed-price contracts prior to recognition of revenue as realizability of such assets is uncertain due to significant customer acceptance conditions.

       (d)    DEPRECIATION AND AMORTIZATION

              The Company provides for depreciation and amortization by charges to operations on a straight-line basis in amounts estimated to allocate the cost of the assets over their estimated useful lives, as follows:

                                                              ESTIMATED
                             ASSET CLASSIFICATION            USEFUL LIFE

                           Computer equipment             3 years
                           Furniture and fixtures         7 years
                           Leasehold improvements         Shorter of lease term
                                                          and useful life

              Depreciation and amortization expense in 1999 was approximately $162,000.

       (e)    LONG-LIVED ASSETS

              In accordance with the provisions of SFAS No. 121, ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, the Company evaluates the realizability of its long-lived assets at each reporting period based on projected future cash flows. As of December 31, 1999 the Company has determined that no material adjustment to the carrying value of its long-lived assets was required.

       (f)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (g)    SOFTWARE DEVELOPMENT COSTS

              All of the Company's research and development expenses have been charged to operations as incurred. In accordance with SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, the Company will capitalize software development costs incurred after the technological feasibility of software development projects has been established. For the year ended December 31, 1999, no software development costs met the criteria for capitalization.

       (h)    CONCENTRATION OF CREDIT RISK

              SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, requires disclosure of any significant off-balance-sheet risks and credit risk concentrations. The Company has no significant off-balance-sheet risks or credit risk such as foreign exchange contracts or other foreign hedging arrangements.

              In 1999, 90% of total revenues were derived from three customers. As of December 31, 1999, these three customers accounted for 93% of the accounts receivable balance.

       (i)    ACCOUNTING FOR STOCK-BASED COMPENSATION

              In October 1995, the FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which requires the measurement of the fair value of stock options to be included in the statement of income or disclosed in the notes to the financial statements. The Company accounts for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and discloses the pro forma effect of adopting SFAS No. 123 in the notes to the financial statements.

       (j)    FINANCIAL INSTRUMENTS

              SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure about the fair value of financial instruments. Financial instruments consist of cash equivalents, accounts receivable, accounts payable, bank overdraft, IBS loan payable, and line of credit. The estimated fair value of these financial instruments approximates their carrying value.

       (k)    NEW ACCOUNTING STANDARDS

              In June 1998, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standard, or SFAS, No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 is not expected to have a material impact on the Company's financial statements.

              The Securities and Exchange Commission released Staff Accounting Bulletin (SAB) No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, on December 3, 1999. This SAB provides additional guidance on the accounting for revenue recognition, including both broad conceptual discussions as well as certain industry-specific guidance. The guidance is effective for the second quarter 2000. The Company does not expect the adoption of SAB 101 to have a material impact on the Company's results of operations.

              In March 2000, the FASB issued Interpretation No. 44 ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, AND INTERPRETATION OF APB OPINION NO. 25. This interpretation clarifies the application of Opinion No. 25, among others issued,
              (a) the definition of employees for purposes of applying Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The Interpretation is effective July 1, 2000 and the effects of applying the Interpretation are recognized on a prospective basis. The Company does not expect that the adoption of the Interpretation will have a material impact on its financial condition or results of operations.

(3)    INCOME TAXES

       The Company accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by enacted tax rates.

       As of December 31, 1999, the Company has net operating loss carryforwards available to offset future taxable income of approximately $530,000. These carryforwards expire through 2019 and are subject to review and possible adjustment by the Internal Revenue Service. The Tax Reform Act of 1986 contains provisions that may limit the amount of net operating loss and credit carryforwards that the Company may utilize in any one year in the event of certain cumulative changes in ownership over a three-year period in excess of 50%, as defined.

       The Company's deferred tax asset as of December 31, 1999 consists of the following:

                                                               AMOUNT

               Net operating loss carryforward            $       212,000
               Deferred revenue                                   476,000
               Nondeductible reserves and accruals                151,000
                                                          ---------------
                                                                  839,000

               Valuation allowance                               (839,000)

                                                          $             -
                                                          ===============

       Due to the uncertainty surrounding the realization of the deferred tax assets, the Company has provided a full valuation against these amounts at December 31, 1999.

(4)    COMMITMENTS

       (a)    LEASES

              The Company conducts its operations in leased facilities and leases equipment accounted for as operating leases. Future minimum annual lease payments under these operating leases as of December 31, 1999 are as follows:

                                                             OPERATING
                                                              LEASES

            For the year ending December 31,

               2000                                       $       334,000
               2001                                               324,000
               2002                                               308,000
               2003                                               281,000
               2004                                                94,000
                                                          ---------------

                                                          $     1,341,000
                                                          ===============

              Rent expense charged to operations in 1999 was approximately $309,000.

       (b)    LITIGATION

              The Company is currently involved in litigation with a former employee. Although the outcome of this matter cannot be determined at this time, the former employee has been offered a settlement. The accrual of $200,000 represents management's estimate of the legal and settlement costs to resolve this obligation.

(5)    CREDIT FACILITY

       On August 27, 1999, the Company entered into a $400,000 credit facility agreement with a bank that expires on August 31, 2000. The outstanding borrowings bear interest at the bank's prime rate (8.5% at December 31, 1999) plus 0.25% and is repayable in full upon expiration. As of December 31, 1999, outstanding borrowings under this facility were $321,099. The credit facility is secured by substantially all assets of the Company.

(6)    STOCKHOLDERS' EQUITY

       (a)    COMMON STOCK

              On July 31, 1999, the Company's sole stockholder resolved to increase the number of authorized shares of common stock, $0.01 par value, from 1,000 shares to 5,000,000 shares.

              On February 4, 2000, the Company effected a 1,000-for-one stock split of its common stock. All share and per-share amounts presented have been retroactively adjusted to reflect the stock split.

       (b)    STOCK OPTION PLAN

              On January 1, 1999, the Company adopted the Knowledge Stream Partners, Inc. 1999 Stock Option Plan (the Plan) under which the Company has reserved 200,000 shares of common stock. Options granted under the Plan may be either incentive stock options
              (ISOs) or nonstatutory stock options, at the discretion of the Board of Directors.

              ISO's may be granted to employees at an exercise price of at least 100% of fair market value, unless that employee owns more than 10% of the voting power of all outstanding stock, in which case the exercise price will be not less than 110% of fair market value. Nonstatutory options may be granted to employees or nonemployees at an exercise price of not less than 85% of fair market value.

              Subject to the above conditions, the exercise price shall be determined by the Board of Directors.

              Each stock option agreement shall specify the date when the options become exercisable. In general, options become exercisable annually over three years.

              During 1999, the Company granted options to purchase a total of 136,454 shares of stock at an exercise price of $1.06 per share. None of the options were outstanding and none were exercisable as of December 31, 1999.

              The Company has computed the pro forma disclosures required under SFAS No. 123 for options granted during 1999 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The weighted average assumptions used were as follows:

                   Risk-free interest rate                     5.54%
                   Expected dividend yield                     -
                   Expected lives                              3 years
                   Expected volatility                         70%
                   Weighted average grant date fair value      $0.53
                   Weighted average remaining contractual
                   life of options outstanding                 9.3 years

              Had compensation expense for the Company's stock options been determined consistent with SFAS No. 123, net loss would have increased from $2,113,660 to $2,130,922 and net loss per share would have increased from $2.11 to $2.13 per share.

              The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

(7)    RELATED PARTY TRANSACTIONS

       (a)    INTERNATIONAL BANKERS SCHOOL (IBS)

              IBS is an entity owned and controlled by the Company's sole stockholder. During 1999, funds were transferred between the two entities with no effect on the statement of operations. At December 31, 1999, an amount of $287,517 was due to IBS.

       (b)    DUE FROM OFFICER

              The Company paid certain expenses on behalf of its stockholder, which will be reimbursed. At December 31, 1999, a balance of $216,649 was owed to the Company.

(8)    EMPLOYEE BENEFIT PLAN

       In January 1997, the Company adopted the Geneve Consulting Group, Inc. Employees 401(k) Plan (the 401(k) Plan). The 401(k) Plan covers all employees of the Company who have met certain requirements, as defined. Under the terms of the 401(k) Plan, the employees may elect to make tax-deferred contributions, as defined. In addition, the Company may match employee contributions, as determined by the Board of Directors, and may make a discretionary contribution to the 401(k) Plan. No matching contributions or discretionary contributions were made in 1999.

(9)    SEGMENT AND ENTERPRISE-WIDE REPORTING

       The Company has adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 requires certain financial and supplementary information to be disclosed on an annual basis of each reportable segment of an enterprise. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. Operating segments are defined as components of an enterprise about which separate discreet financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assess performance. The Company operates as one reportable segment that operates entirely in the U.S. All revenues were generated in the U.S.

(b)     PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTION

The following unaudited pro forma consolidated financial statements have been prepared to give the effect to the acquisition of Knowledge Stream Partners, Inc. (KSP) by Exchange Applications, Inc. (Exchange)

On March 31, 2000, Exchange acquired all of the outstanding stock of KSP. Under the terms of the agreement Exchange will issue shares of its common stock and stock options to existing holders of KSP common stock and options. The value of the Exchange common stock to be issued in the transaction, including shares issuable under assumed options, is approximately $52 million, $17 million of which will be held in escrow to cover certain indemnification obligations and purchase-price adjustments.

The unaudited pro forma consolidated balance sheet combines the audited balance sheets of Exchange and KSP as of December 31, 1999 as if the acquisition had occurred on December 31, 1999.

The unaudited pro forma consolidated statement of operations combines the historical statements of operations of Exchange and KSP for the year ended December 31, 1999 as if the acquisition had occurred at the beginning of that period.

Such unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the period presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma consolidated financial statements are based upon the respective historical financial statements of Exchange and KSP and should be read in conjunction with the respective historical financial statements and notes thereto of Exchange, which have been incorporated by reference in this document, and KSP, which have been included elsewhere in this document. The unaudited pro forma consolidated financial statements do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the enlarged group.

                  EXCHANGE APPLICATIONS, INC. AND SUBSIDIARIES

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

                                                                                   YEAR ENDED DECEMBER 31,
                                                                          --------------------------------------
                                                                                                      PRO FORMA
                                                                           EXCHANGE        KSP       ADJUSTMENTS      TOTAL
                                                                           --------        ---       -----------      -----
             Revenues:
                  Software license fees.................................  $   26,344    $       --                  $   26,344
                  Services and maintenance..............................      16,957         4,162                      21,119
                                                                          ----------    ----------                  ----------
                       Total revenues...................................      43,301         4,162                      47,463
             Cost of revenues:
                  Software license fees.................................         438            --                         438
                  Services and maintenance..............................      10,255         2,637                      12,892
                                                                          ----------    ----------                  ----------
                       Total cost of revenues...........................      10,693         2,637                      13,330
                                                                          ----------    ----------                  ----------
             Gross profit...............................................      32,608         1,525                      34,133
             Operating expenses:
                  Sales and marketing...................................      14,555           524                      15,079
                  Research and development..............................       9,829         1,026                      10,855
                  General and administrative............................       4,948         2,041                       6,989
                  Cost of acquisition ..................................       1,388            --                       1,388
                  Amortization of goodwill .............................          --            --          8,437        8,437
                                                                          ----------    ----------                  ----------
                       Total operating expenses.........................      30,720         3,591                      42,748
                                                                          ----------    ----------                  ----------
             Income (loss) from operations..............................       1,888        (2,066)                     (8,615)
             Other income (expense):
                  Interest income.......................................       1,440            --                       1,440
                  Other expenses........................................          --          (27)                        (27)
                  Interest expense......................................         (10)          (21)                        (31)
                                                                          ----------    ----------                  ----------
                       Total other income (expense).....................       1,430           (48)                      1,382
                                                                          ----------    ----------                  ----------
             Income (loss) before provision for income taxes............       3,318        (2,114)                     (7,233)
             Provision for income taxes.................................      (2,220)           --         1,414          (806)
                                                                          ----------    ----------                  ----------
             Net income (loss) applicable to common stockholders........  $    1,098    $   (2,114)                 $   (8,039)
                                                                          ==========    ==========                  ==========
             Net income (loss) per share:
                 Net income (loss) per share applicable to common                                                   $     (0.35)
                   stockholders.........................................                                            ============

                 Weighted average common shares outstanding.............                                            22,937,466
                                                                                                                    ==========

 See accompanying notes to unaudited pro forma consolidated financial statements.

                  EXCHANGE APPLICATIONS, INC. AND SUBSIDIARIES

                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                          PRO FORMA    PRO FORMA
                                                                               EXCHANGE        KSP      ADJUSTMENTS   CONSOLIDATED
                                                                               --------        ---      -----------   ------------
 ASSETS
    Current assets:
      Cash and cash equivalents                                               $  14,678             --                   $ 14,678
      Marketable securities                                                      14,429             --                     14,429
      Accounts receivable, less allowance for doubtful accounts                  11,329            183                     11,512

      Prepaid expenses and other current assets                                   2,933            175          (600)       2,508
                                                                              ---------        -------       -------     --------
              Total current assets                                               43,369            358                     43,127
    Property and equipment, net                                                   4,570            252                      4,822
    Long term marketable securities                                               5,030             --                      5,030
    Non current assets from MicroStrategy Incorporated transaction               62,030             --                     62,030

    Other assets                                                                     66             --                         66
    Goodwill                                                                         --             --        42,185       42,185
                                                                              ---------        -------       -------     --------
              Total assets                                                    $ 115,065        $   610       $41,585     $157,260
                                                                              =========        =======       =======     ========
  LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities:
          Accounts payable                                                    $     701        $   583                   $  1,284
          Accrued expenses                                                        5,167          2,203           160        7,530
          Current portion of MicroStrategy Incorporated obligation               15,377             --                     15,377

          Deferred revenue                                                        6,455          1,191        (1,191)       6,455
                                                                              ---------        -------       -------     --------
                  Total current liabilities                                      27,700          3,977                     30,646
        MicroStrategy Incorporated obligation, net of current portion            16,653             --                     16,653

        Stockholders' equity (deficit):
        Preferred stock; $.001 par value                                             --             --                         --
        Common stock, $.001 par value                                                24             --             1           25
        Additional paid-in capital                                               56,869            369        38,879       96,117
        Accumulated deficit                                                      (5,513)        (3,525)        3,525       (5,513)
        Owner distribution                                                           --           (211)          211

        Due from officer                                                           (125)            --                       (125)
        Deferred compensation                                                      (517)            --                       (517)
        Cumulative translation adjustment                                            39             --                         39
        Unrealized loss on marketable securities                                    (65)            --                        (65)
        Stock subscription                                                       20,000             --                     20,000
        Treasury stock, at cost                                                      --             --                         --
                                                                              ---------        -------                   --------
                      Total stockholders' equity                                 70,712         (3,367)                   109,961
                                                                              ---------        -------       -------     --------
                      Total liabilities and stockholders' equity              $ 115,065        $   610       $41,585     $157,260
                                                                              =========        =======       =======     ========

 See accompanying notes to unaudited pro forma consolidated financial statements.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) These unaudited pro forma consolidated financial statements reflect the issuance of 821,776 shares of Exchange common stock in exchange for all of the outstanding shares of common stock of KSP (outstanding as of March 31, 2000) in connection with the merger. This acquisition has been accounted for as a purchase. The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment, pending final determination of certain acquired balances. The preliminary allocation has resulted in acquired goodwill of approximately $42,185,000, which is being amortized on a straight-line basis over five years.
(2) The unaudited pro forma consolidated financial statements do not include adjustments to conform the accounting policies of KSP to those followed by Exchange. The nature and extent of such adjustments, if any, will be based upon further analysis and are not expected to be material.
(3) The unaudited pro forma consolidated balance sheet reflects the elimination of all intercompany balances between Exchange and KSP.
(4) The unaudited pro forma consolidated balance sheet includes an adjustment to remove deferred revenue totaling $1,191,000 from the net assets of KSP as such amounts will not be recognizable by Exchange after the acquisition.
(5) The unaudited pro forma consolidated statement of operations includes an adjustment to record amortization expense of the acquired goodwill and assumes an effective tax rate of 67%, consistent with the effective tax rate of Exchange for the year ended December 31, 1999.
(6) The pro forma consolidated net loss per share is based on the combined weighted average number of common shares of Exchange common stock and KSP common stock for the period. This is based on the exchange ratio of
         0.82177608 shares of Exchange common stock for each share of KSP common stock as described in the merger agreement. Common equivalent shares have been excluded, as their effect would be antidilutive.

         (c)      EXHIBITS.

                  Exhibit 2* Agreement and Plan of Merger and Reorganization, dated as of March 20, 2000, by and among Exchange, KSP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Exchange, KSP and certain shareholders of KSP; includes Exhibit G, the form of Escrow Agreement (does not include other Exhibits or Schedules; Exchange will furnish a copy of any such omitted exhibit or schedule to the Commission upon request).

                  Exhibit 23.1     Consent of Arthur Andersen LLP regarding
                                   Exchange

                  Exhibit 23.2     Consent of Arthur Andersen LLP regarding KSP

                  Exhibit 99.1* Press Release of Exchange, dated April 3, 2000, announcing the acquisition of KSP.

                  * Previously filed

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    EXCHANGE APPLICATIONS, INC.

                                    By: /s/ Andrew J. Frawley
                                        --------------------------------
                                        Andrew J. Frawley
                                        Chairman of the Board, President and CEO

Dated:  May 12, 2000

                                  EXHIBIT INDEX

Exhibit No.                                 Description
-----------                                 -----------

      2* Agreement and Plan of Merger and Reorganization, dated as of March 20, 2000, by and among Exchange, KSP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Exchange, KSP and certain shareholders of KSP; includes Exhibit G, the form of Escrow Agreement (does not include other Exhibits or Schedules; Exchange will furnish a copy of any such omitted exhibit or schedule to the Commission upon request).

      23.1                 Consent of Arthur Andersen LLP regarding Exchange

      23.2                 Consent of Arthur Andersen LLP regarding KSP

      99.1* Press Release of Exchange, dated April 3, 2000, announcing the acquisition of KSP

         *Previously filed.